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                                TECO ENERGY, INC.

                                       and

                              THE BANK OF NEW YORK
                                   As Trustee


                                  ------------


                          FIFTH SUPPLEMENTAL INDENTURE

                         dated as of September 10, 2001

                           Supplementing the Indenture

                           dated as of August 17, 1998


                                  ------------


                                   Relating to

                              7.20 % Notes Due 2011


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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE ONE       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION     2
   Section 101.   Definitions .............................................   2
   Section 102.   Section References ......................................   2

ARTICLE TWO       AMENDMENT OF THE FOURTH SUPPLEMENTAL INDENTURE ..........   2
   Section 201.   Amendment of Section 203 ................................   2
   Section 202.   Amendment of Exhibit A ..................................   2
   Section 203.   Amendment of Exhibit B ..................................   3

ARTICLE THREE     MISCELLANEOUS ...........................................   3
   Section 301.   Effect On Original Indenture ............................   3
   Section 302.   Counterparts ............................................   3
   Section 303.   Recitals ................................................   3
   Section 304.   Governing Law ...........................................   3




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     This Fifth Supplemental Indenture, dated as of September 10, 2001 between
TECO Energy, Inc., a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "COMPANY") and having its principal office at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York, as trustee (hereinafter called the "TRUSTEE") and having its principal corporate trust office at 101 Barclay Street, 21st Floor West, New York, New York, 10286.

                                   WITNESSETH:

     WHEREAS, the Company and the Trustee entered into an Indenture, dated as of August 17, 1998 (the "ORIGINAL INDENTURE"), pursuant to which one or more series of debt of the Company (the "SECURITIES") may be issued from time to time; and

     WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

     WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

     WHEREAS, the Company and the Trustee have entered into supplemental indentures, including a Fourth Supplemental Indenture, dated as of April 30, 2001 (the "FOURTH SUPPLEMENTAL INDENTURE"), in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of one series of Securities to be known as the Company's "7.20 % Notes Due 2011" (the "NOTES") and amending and adding certain provisions thereof for the benefit of the Holders of the Notes; and

     WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture to amend the provisions of the Fourth Supplemental Indenture to correct or supplement certain provisions therein pursuant to Section 901 of the Original Indenture and in order to supplement and amend the Original Indenture; and

     WHEREAS, the Company and the Trustee desire to enter into this Fifth Supplemental Indenture to supplement and amend the Fourth Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

     WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Fifth Supplemental Indenture; and

     WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

          NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes to be issued under the Fourth Supplemental Indenture as amended hereunder by holders thereof, the Company and

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the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101.  DEFINITIONS

     All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Fifth Supplemental Indenture are hereinafter sometimes collectively referred to as the "INDENTURE."

     SECTION 102.  REFERENCES

     Each reference to a particular section set forth in this Fifth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fifth Supplemental Indenture.

                                  ARTICLE TWO

                 AMENDMENT OF THE FOURTH SUPPLEMENTAL INDENTURE

     SECTION 201.  AMENDMENT OF SECTION 203

     The first paragraph of Section 203 of the Fourth Supplemental Indenture is hereby amended and restated to read as follows:

          The initial principal amount of Notes that shall be issued under this Fourth Supplemental Indenture shall be $400,000,000. Additional Notes may be issued under this Fourth Supplemental in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

     SECTION 202. AMENDMENT OF EXHIBIT A

     The form of Note attached to the Fourth Supplemental Indenture as Exhibit A is here by amended as follows:

     (a) The number "$400,000,000" following the words "PRINCIPAL AMOUNT" on the first page of the Note is replaced with a blank space.

     (b) The final sentence of the first paragraph on the back of the Note is hereby amended and restated to read as follows:

     This Note is one of the securities of the series designated on the face hereof.


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     SECTION 203.  AMENDMENT OF EXHIBIT B

     The first paragraph of Exhibit B to the Fourth Supplemental Indenture is hereby amended and restated to read as follows:

          Pursuant to Section 206 of Article Two of the Fourth Supplemental Indenture, dated as of April 30, 2001, as amended, to the Indenture, dated as of August 17, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $______________. To the extent not previously delivered, attached hereto are any documents required to be delivered pursuant to Section 303 of the Indenture.

                                 ARTICLE THREE

                                  MISCELLANEOUS

     SECTION 301.  EFFECT ON ORIGINAL INDENTURE

     The Fifth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Fifth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Fifth Supplemental Indenture shall together constitute one and the same instrument.

     SECTION 302.  COUNTERPARTS

     This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

     SECTION 303.  RECITALS

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

     SECTION 304.  GOVERNING LAW

     This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

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     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental
Indenture to be duly executed as of the date and year first written above.


                                       TECO ENERGY, INC.

                                       By: /s/ Gordon L. Gillette
                                          --------------------------------------
                                          Name:  Gordon L. Gillette
                                          Title: Senior Vice President - Finance
                                                 and Chief Financial Officer


                                       THE BANK OF NEW YORK, AS TRUSTEE

                                       By: /s/ Remo J. Reale
                                          --------------------------------------
                                          Name:  Remo J. Reale
                                          Title: Vice President